UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 9, 2013

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The Office of the Comptroller of the Currency (“OCC”) has notified Southern First Bank, N.A. (the “Bank”), the principal bank subsidiary of Southern First Bancshares, Inc. (“the Company”), that, effective December 19, 2012, it is no longer subject to the Formal Written Agreement (the “Formal Agreement”) entered into on June 8, 2010, as further described in the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2010.

In addition, the OCC has notified the Bank that, effective December 19, 2012, it is no longer subject to the Individual Minimum Capital Ratios established for the Bank on May 24, 2010, which required the Bank to maintain a tier 1 leverage capital ratio of at least 8.00%, a tier 1 risk-based capital ratio of at least 10.00%, and a total risk-based capital ratio of at least 12.00%, as further described in the Company’s Periodic Report on Form 10-Q filed with the SEC on August 16, 2010.

On January 3, 2013, the Company received non-objection from the OCC to disclose the events described above.

ITEM 8.01  OTHER EVENTS

            On January 9, 2012, the Company redeemed $500,000 of its outstanding preferred stock from one of its preferred shareholders.  Since July of 2012, the Company has redeemed a cumulative $1.5 million of its outstanding preferred stock.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                            SOUTHERN FIRST BANCSHARES, INC.

                                                                                                                                            By:       /s/ R. Arthur Seaver, Jr.

                                                                                                                                            Name:   R. Arthur Seaver, Jr.

                                                                                                                                            Title:     Chief Executive Officer

Dated: January 10, 2013

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